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                           UNDISCOVERED MANAGERS FUNDS

                      Amendment to the Declaration of Trust
                     Amended and Restated Establishment and
                       Designation of Series of Shares of
                               Beneficial Interest
                             dated November 10, 2005


     Pursuant to Article III, Section 1 and Article IX, Section 8 of the Declaration of Trust, of the UM Investment Trust, dated December 3, 1997, the Trustees of the Trust hereby Amend and Restate the Establishment and Designation of Series of shares appended to the Declaration of Trust to change the name of the following fund effective December 31, 2005:


     Undiscovered Managers REIT Fund    to     JPMorgan Realty Income Fund



     1. The Designation of Series is being amended and restated in its entirety as follows:


          UNDISCOVERED MANAGERS BEHAVIORAL GROWTH FUND
          UNDISCOVERED MANAGERS BEHAVIORAL VALUE FUND
          UNDISCOVERED MANAGERS SMALL CAP GROWTH FUND
          JPMORGAN REALTY INCOME FUND


     2. Each series shall be authorized to invest in cash, securities, instruments, and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such series. Each share of each of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its PRO RATA share of the net assets of such series upon liquidation of the series, all as provided in the Declaration of Trust.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such series as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among these series as set forth in the Declaration of Trust.

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     5. Subject to the provisions of the Declaration of Trust, the Trustees
(including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series.

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     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.



         /S/ WILLIAM J. ARMSTRONG                 /S/ ROLAND R. EPPLEY, JR.
         ------------------------                 --------------------------
         William J. Armstrong                     Roland R. Eppley, Jr.



         /S/ JOHN F. FINN                         /S/ MATTHEW GOLDSTEIN
         ------------------                       ---------------------
         John F. Finn                             Matthew Goldstein



         /S/ ROBERT J. HIGGINS                    /S/ PETER C. MARSHALL
         ---------------------                    ---------------------
         Robert J. Higgins                        Peter C. Marshall



         /S/ MARILYN MCCOY                        /S/ WILLIAM G. MORTON, JR.
         ------------------                       --------------------------
         Marilyn McCoy                            William G. Morton, Jr.



         /S/ ROBERT A. ODEN, JR.                  /S/ FERGUS REID, III
         ---------------------------              --------------------
         Robert A. Oden, Jr.                      Fergus Reid, III



         /S/ FREDERICK W. RUEBECK                 /S/ JAMES J. SCHONBACHLER
         ------------------------                 -------------------------
         Frederick W. Ruebeck                     James J. Schonbachler



         /S/ LEONARD M. SPALDING, JR.
         ----------------------------
         Leonard M. Spalding, Jr.